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                                  EXHIBIT 99.7

                           FORM OF NOTICE OF GRANT OF
                  NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION
                                  ANNUAL GRANT
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                                                                    ANNUAL GRANT


                              LEGACY SOFTWARE, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Legacy Software, Inc. (the
"Corporation"):

         Optionee: _____________________________________________________________
         Grant Date: ___________________________________________________________
         Exercise Price: $____________________________ per share
         Number of Option Shares:  2,500 shares
         Expiration Date: ______________________________________________________
         Type of Option:   Non-Statutory Stock Option
         Date Exercisable: Immediately Exercisable

         Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, the Option Shares upon Optionee's completion of one (1) year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Legacy Software, Inc. 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

         Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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         REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

         No Impairment of Rights. Nothing in this Notice or the attached Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

         Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_______________, 199__
      Date


                                                   LEGACY SOFTWARE, INC.


                                                   By: _________________________

                                                   Title: ______________________



                                                   _____________________________
                                                   OPTIONEE

                                                   Address: ____________________

                                                   _____________________________


ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus


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